EXHIBIT 99.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

          In connection with the quarterly report of WilTel Communications Group, Inc. (the “Company”) on Form 10-Q for the period ended March 31, 2003, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers of the Company certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to such officer’s knowledge:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Report.

Date: May 12, 2003

/s/ Jeff K. Storey

Name: Jeff K. Storey
Title: Chief Executive Officer

/s/ Ken Kinnear

Name: Ken Kinnear
Title: Principal Financial Officer

A signed original of this written statement required by Section 906 has been provided to WilTel Communications Group, Inc. and will be retained by WilTel Communications Group, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.